UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2022 (May 19, 2022)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 19, 2022, CoreCivic, Inc., a Maryland corporation (the “Company”), voluntarily repaid in full the debt outstanding under the $250.0 million Senior Secured Term Loan B facility (the “Term Loan B”) provided pursuant to that certain Term Loan Credit Agreement, dated December 18, 2019, by and among the Company, as borrower, certain lenders party thereto from time to time (collectively, the “Lenders”), and Nomura Corporate Funding Americas, LLC, as Administrative Agent for the Lenders (the “Term Loan Credit Agreement”). The Company’s prepayment to the Lenders was approximately $124.4 million, inclusive of accrued interest, and satisfied all of the Company’s outstanding debt obligations under the Term Loan Credit Agreement. The Company did not incur any prepayment penalties in connection with the repayment of the Term Loan B, which had a scheduled maturity of December 18, 2024. The prepayment was made in full with cash on hand.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 20, 2022	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle
Executive Vice President and Chief Financial Officer